EXHIBIT 10.7
SPECTRUM GROUP INTERNATIONAL, INC.
1997 Stock Incentive Plan,
As Amended and Restated
U.S. Restricted Stock Units Agreement
     This Restricted Stock Units Agreement (the “Agreement”) confirms the grant on [DATE] (the “Grant Date”) by SPECTRUM GROUP INTERNATIONAL, INC. (the “Company”), to [NAME OF EMPLOYEE] (“Employee”) of Restricted Stock Units (the “Units”), as follows:
     Number granted:     [NUMBER] Units
Units vest:	The Units, if they have not previously been forfeited as provided herein, shall vest as to [PERCENTAGE/S] of the underlying shares on [DATE/S] (the “Stated Vesting Date”); provided that such Units will immediately vest before the Stated Vesting Date upon the occurrence of certain events relating to Termination of Employment (as defined below), in accordance with Section 4 hereof.

Settlement:	The Units granted hereunder that become vested will be settled by delivery of one share of the Company’s Common Stock, $0.01 par value per share, for each Unit being settled. Such settlement shall occur with respect to [PERCENTAGE/S] of the Units on or prior to [DATE/S], with delivery of shares due upon the settlement date. The foregoing notwithstanding, settlement of vested Units shall be accelerated upon the occurrence of certain events relating to Termination of Employment as set forth in Section 4 hereof.
* * * * * *
     The Units are granted under Section 2.7 of the 1997 Stock Incentive Plan, as amended and restated (the “Plan”), and are subject to the terms and conditions of the Plan and this Agreement, including the Terms and Conditions of Restricted Stock Units attached hereto. The number of Units and the kind of shares deliverable in settlement of Units are subject to adjustment in accordance with Section 5 hereof and Section 1.5.3 of the Plan.
     Employee acknowledges and agrees that (i) Units are nontransferable, except as provided in Section 3 hereof and subject to Section 3.4 of the Plan, (ii) sales of shares delivered in settlement of Units will be subject to compliance requirements under federal and state securities laws which may preclude such sales, and will be subject to the Company’s policies regulating insider trading by employees and (iii) a copy of the Plan and related information have previously been delivered to Employee, are being delivered to Employee herewith, or are available as specified in Section 1 hereof.
     IN WITNESS WHEREOF, SPECTRUM GROUP INTERNATIONAL, INC. has caused this Agreement to be executed by its officer thereunto duly authorized, and Employee has duly executed this Agreement, each thereby agreeing to be bound by this Agreement.

Employee	SPECTRUM GROUP INTERNATIONAL, INC.

By:

Name:	Title:

Date:	Date:

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
     The following Terms and Conditions apply to the Units granted to Employee by SPECTRUM GROUP INTERNATIONAL, INC. (the “Company”), as specified in the U.S. Restricted Stock Units Agreement (of which these Terms and Conditions form a part). Certain terms of the Units, including the number of Units granted, vesting date(s) and settlement date(s), are set forth on the preceding pages.
     1. General. The Units are granted to Employee under the Company’s 1997 Stock Incentive Plan (the “Plan”), a copy of which was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for fiscal year 2009, filed with the Securities and Exchange Commission (http://www.sec.gov/Archives/edgar/data/895516/000095012309049173/v53801exv10w1.htm). All of the applicable terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this document and mandatory provisions of the Plan, the provisions of the Plan govern. By accepting the grant of the Units, Employee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Company’s Compensation Committee (the “Committee”) made from time to time, provided that no such Plan amendment, rule or regulation or Committee decision or determination shall materially and adversely affect the rights of Employee with respect to outstanding Units.
     2. Account for Employee. The Company shall maintain a bookkeeping account for Employee (the “Account”) reflecting the number of Units then credited to Employee hereunder as a result of such grant of Units.
     3. Nontransferability. Until Units become settleable in accordance with the terms of this Agreement, Employee may not transfer Units or any rights hereunder to any third party other than by will or the applicable laws of descent and distribution, except for transfers to a Beneficiary upon death of Employee or otherwise if and to the extent permitted by the Company.
     4. Termination Provisions. In the event of Employee’s Termination of Employment for any reason before a given Unit has vested, such unvested Unit shall be forfeited unless otherwise determined by the Committee or otherwise provided in Subsections (a) — (d) below. Subsection (a) — (d) below also specify terms regarding accelerated settlements, subject to Section 6. All references to Units mean only those outstanding Units that have not been previously forfeited.
     (a) Death or Disability. In the event of the death of Employee or Employee’s Termination of Employment due to Total Disability (as defined below), all Units will vest and become non-forfeitable immediately, and all Units (including Units that previously became vested) will have a settlement date that is 15 days following the date of death or the date of such Termination of Employment.
     (b) Termination by the Company Not For Cause. In the event of Employee’s Termination of Employment by the Company not for Cause (as defined below), all Units will vest and become non-forfeitable immediately, and all Units (including Units that previously became vested) will be settled at the settlement date specified on the Cover Page hereof (subject to accelerated settlement under Section 4(a) or 4(d)). If Employee has an Employment Agreement providing for payment of severance in the event of Termination for “Good Reason” as defined in such Employment Agreement, then for purposes of this Agreement a Termination of Employment by Employee for Good Reason shall be treated as a Termination of Employment by the Company not for Cause and not as a voluntary Termination by Employee.

     (c) Termination by the Company For Cause or Voluntarily by Executive. In the event of Employee’s Termination of Employment by the Company for Cause or Termination of Employment by Employee voluntarily (other than a Termination for Good Reason if such Termination would be governed by Section 4(b)), any then-outstanding Units not vested at or before the date of Termination of Employment will be forfeited (unless otherwise determined by the Committee), and any Units that are vested and non-forfeitable will be settled at the settlement date specified on the Cover Page hereof (subject to accelerated settlement under Section 4(a) or 4(d)).
     (d) [Intentionally Omitted]
     (e) Certain Definitions. The following definitions apply for purposes of this Agreement:
     (i) “Cause” means “Cause” as defined in any Employment Agreement between the Company (or any subsidiary of the Company) and Employee in effect as of the Grant Date or explicitly made applicable to Employee’s equity awards (an “Employment Agreement”).
     (ii) “Termination of Employment” means the event by which Employee has a separation from service from the Company and its subsidiaries within the meaning of Treasury Regulation § 1.409A-1(h).
     (iii) “Total Disability” means “Total Disability” as defined in the Employment Agreement.
     5. Dividends and Adjustments.
     (a) Dividends. Units shall be entitled to payments or credits equivalent to dividends that would have been paid if the Units had been outstanding shares at any record date that occurs before the settlement date. The form and timing of such payments will be in the discretion of the Committee.
     (b) Adjustments. The number of Units credited to Employee’s Account and/or the property deliverable upon settlement of Units shall be appropriately adjusted, in order to prevent dilution or enlargement of Employee’s rights with respect to Units in connection with, or to reflect any changes in the number and kind of outstanding shares of Common Stock resulting from, any corporate transaction or event referred to in Section 1.1.5 of the Plan (this provision takes precedence over Section 5(a) in the case of a large and non-recurring cash dividend or any non-cash dividend, and any adjustment otherwise shall take into account any value received as dividend equivalents).
     (c) Terms and Settlement of Units Resulting from Adjustments. Units (and other property deliverable in settlement of Units) which directly or indirectly result from adjustments to a Unit granted hereunder shall be subject to the terms (including vesting terms) as apply to the granted Unit, and will become vested and be settled at the same time as the granted Unit.
     6. Settlement.
     (a) Settlement. The settlement terms set forth on the Cover Page and in Section 4 of this Agreement apply to the Units.
     (b) Code Section 409A Compliance. Units are intended to be “short-term deferrals” of the bonus amount otherwise payable in September 2009 under Treasury

Regulation § 1.409A-1(b)(4). It is intended that the terms of Units shall comply with requirements under Section 409A of the Internal Revenue Code (the “Code”). The foregoing notwithstanding, if any Units are deemed to be a deferral of compensation (taking into account the terms of any employment agreement or other legally binding right of Employee), such Units will be subject to no acceleration of settlement in the discretion of the Committee and no accelerated settlement in the event of any Termination of Employment other than due to death. In the case of all Units, any rights of Employee or retained authority of the Company with respect to the Units shall be automatically modified and limited to the extent necessary so that Employee will not be deemed to be in constructive receipt of income relating to the Units prior to settlement and so that Employee shall not be subject to any penalty under Code Section 409A.
     7. Employee Representations, Warranties, Covenants and Acknowledgments. Employee hereby represents and warrants to, and agrees with the Company as follows:
     (a) If Employee is a U.S. resident, then Employee is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”), and as specifically indicated in Exhibit A to this Agreement.
     (b) Employee understands that (i) the Units and the shares deliverable in settlement of the Units have not been registered under the 1933 Act by reason of specific exemptions from registration thereunder and under similar exemptions under certain state securities laws, and/or applicable exclusions from such registration requirements; (ii) that this transaction has not been reviewed by, passed on or submitted to any United States Federal or state agency or self-regulatory organization where an exemption is being relied upon; (iii) that the Company’s reliance thereon is based in part upon the representations made by Employee in this Agreement; and (iv) that the shares issued in settlement of the Units must be held indefinitely, unless the offer and sale of such shares is subsequently registered under the 1933 Act or Employee obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. Employee further acknowledges and understands that, unless otherwise agreed to between Employee and the Company, the Company is under no obligation to register such shares.
     (c) Employee is aware that Rule 144 promulgated by the Securities and Exchange Commission under the 1933 Act permits limited public resales of securities acquired in a non-public offering, subject only to the satisfaction of certain conditions. Employee acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied as of the Grant Date, and may not be satisfied as of the settlement date.
     (d) Employee will not sell, transfer or otherwise dispose of the Units or the shares issued in settlement of the Units in violation of the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), or applicable rules promulgated thereunder (including, if applicable, Rule 144 under the 1933 Act). Employee agrees that he or she will not dispose of the shares issued in settlement of the Units unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of such             shares and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the offer and sale of the shares under the 1933 Act or all appropriate action necessary for compliance with the registration requirements of the 1933 Act or with any exemption from registration available under the 1933 Act (including applicable provisions of Rule 144) has been taken, and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the shares.

     (e) Employee acknowledges that the shares issued in settlement of the Units will be subject to a stop order, and any certificate or certificates evidencing any such shares shall bear the following or a substantially similar legend and such other legends as may be required by state blue sky laws:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.”
     (f) Employee acknowledges that the shares issued in settlement of the Units may only be transferred in compliance with the Company’s Insider Trading Policy.
     (g) Employee acknowledges and agrees that he or she shall have no voting rights or other rights of a stockholder with respect to the Units or the shares issuable in settlement of the Units until such time as the shares have been issued and delivered to Employee in settlement of the Units.
     (h) As a condition to the settlement of the Units, the Company may require Employee to make any other representation or warranty to the Company as then may be required or deemed by the Company advisable in order to ensure compliance under any applicable law or regulation.
     8. Other Terms Relating to Units.
     (a) Fractional Units and Shares. The number of Units credited to Employee’s Account shall include fractional Units, if any, calculated to at least three decimal places, unless otherwise determined by the Committee. Unless settlement is effected through a third-party broker or agent that can accommodate fractional shares (without requiring issuance of a fractional share by the Company), upon settlement of the Units Employee shall be paid, in cash, an amount equal to the value of any fractional share that would have otherwise been deliverable in settlement of such Units.
     (b) Tax Withholding. Unless otherwise determined by the Company (at any time) or unless Employee has at least 90 days before the settlement date made arrangements satisfactory to the Company to otherwise provide for payment of withholding taxes, at the time of settlement the Company will withhold from any shares deliverable in settlement of the Units, in accordance with Section 3.2 of the Plan, the number of shares having a value nearest to, but not exceeding, the amount of income taxes, employment taxes or other withholding amounts required to be withheld under applicable local laws and regulations, and pay the amount of such withholding taxes in cash to the appropriate taxing authorities. Employee will be responsible for any taxes relating to the Units not satisfied by means of such mandatory withholding. Employee acknowledges that FICA (Social Security and Medicare) withholding taxes are payable upon the vesting of the Units, based on the then Fair Market Value of the Units, and Employee agrees that such amounts shall be withheld from regular payroll payments or any other payment of cash bonus or otherwise paid by Employee upon demand of the Company.

     (c) Statements. An individual statement of each Employee’s Account will be issued to Employee at such time as an event occurs altering the number of Units credited to the Account or otherwise at such times as may be determined by the Company. Such a statement shall reflect the number of Units credited to Employee’s Account, transactions therein during the period covered by the statement, and other information deemed relevant by the Committee. Such a statement may be combined with or include information regarding other plans and compensatory arrangements for employees. Any statement containing an error shall not, however, represent a binding obligation to the extent of such error.
     (d) Employee Consent. By signing this Agreement, Employee voluntarily acknowledges and consents to the collection, use processing and transfer of personal data as described in this Section 9(d). Employee is not obliged to consent to such collection, use, processing and transfer of personal data; however, failure to provide the consent may affect Employee’s ability to participate in the Plan. The Company and its subsidiaries hold, for the purpose of managing and administering the Plan, certain personal information about Employee, including Employee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, and details of all options or any other entitlement to shares of stock awarded, canceled, purchased, vested, unvested or outstanding in Employee’s favor (“Data”). The Company and/or its subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of Employee’s participation in the Plan and the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. Employee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Employee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares on Employee’s behalf to a broker or other third party with whom Employee may elect to deposit any shares acquired pursuant to the Plan. Employee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect Employee’s ability to participate in the Plan.
     (e) Voluntary Participation. Employee’s participation in the Plan is voluntary. The value of the Units is an extraordinary item of compensation. As such, the Units are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, except that the cash value of the bonus foregone by Employee will be deemed to be bonus paid for purposes of any employment agreement between the Company and Employee. .
     (f) Consent to Electronic Delivery. EMPLOYEE HEREBY CONSENTS TO ELECTRONIC DELIVERY OF THE PLAN, ANY PROSPECTUS FOR THE PLAN AND OTHER DOCUMENTS RELATED TO THE PLAN (COLLECTIVELY, THE “PLAN DOCUMENTS”). THE COMPANY WILL DELIVER THE PLAN DOCUMENTS ELECTRONICALLY TO EMPLOYEE BY E-MAIL, BY POSTING SUCH DOCUMENTS ON ITS INTRANET WEBSITE OR BY ANOTHER MODE OF ELECTRONIC DELIVERY AS DETERMINED BY THE COMPANY IN ITS SOLE DISCRETION. THE COMPANY WILL SEND TO EMPLOYEE AN E-MAIL ANNOUNCEMENT WHEN A NEW PLAN DOCUMENT IS AVAILABLE ELECTRONICALLY FOR EMPLOYEE’S REVIEW, DOWNLOAD OR PRINTING AND WILL PROVIDE INSTRUCTIONS ON WHERE THE

PLAN DOCUMENT CAN BE FOUND. UNLESS OTHERWISE SPECIFIED IN WRITING BY THE COMPANY, EMPLOYEE WILL NOT INCUR ANY COSTS FOR RECEIVING THE PLAN DOCUMENTS ELECTRONICALLY THROUGH THE COMPANY’S COMPUTER NETWORK. EMPLOYEE WILL HAVE THE RIGHT TO RECEIVE PAPER COPIES OF ANY PLAN DOCUMENT BY SENDING A WRITTEN REQUEST FOR A PAPER COPY TO THE ADDRESS SPECIFIED IN SECTION 10(e) HEREOF. EMPLOYEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS WILL BE VALID AND REMAIN EFFECTIVE UNTIL THE EARLIER OF (I) THE TERMINATION OF EMPLOYEE’S PARTICIPATION IN THE PLAN AND (II) THE WITHDRAWAL OF EMPLOYEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS. THE COMPANY ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS THE RIGHT AT ANY TIME TO WITHDRAW HIS OR HER CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS BY SENDING A WRITTEN NOTICE OF WITHDRAWAL TO THE ADDRESS SPECIFIED IN SECTION 10(e) HEREOF. IF EMPLOYEE WITHDRAWS HIS OR HER CONSENT TO ELECTRONIC DELIVERY, THE COMPANY WILL RESUME SENDING PAPER COPIES OF THE PLAN DOCUMENTS WITHIN TEN (10) BUSINESS DAYS OF ITS RECEIPT OF THE WITHDRAWAL NOTICE. EMPLOYEE ACKNOWLEDGES THAT HE OR SHE IS ABLE TO ACCESS, VIEW AND RETAIN AN E-MAIL ANNOUNCEMENT INFORMING EMPLOYEE THAT THE PLAN DOCUMENTS ARE AVAILABLE IN EITHER HTML, PDF OR SUCH OTHER FORMAT AS THE COMPANY DETERMINES IN ITS SOLE DISCRETION.
     9. Miscellaneous.
     (a) Binding Agreement; Written Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Units, and supersedes any prior agreements or documents with respect thereto. No amendment or alteration of this Agreement which may impose any additional obligation upon the Company shall be valid unless expressed in a written instrument duly executed in the name of the Company, and no amendment, alteration, suspension or termination of this Agreement which may materially impair the rights of Employee with respect to the Units shall be valid unless expressed in a written instrument executed by Employee.
     (b) No Promise of Employment. The Units and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Employee has a right to continue as an officer or employee of the Company for any period of time, or at any particular rate of compensation. Employee acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time, provided, however that any outstanding Units shall not be materially and adversely affected. The grant of Units under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of restricted stock units or stock options or benefits in lieu of units or stock options in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of units and vesting provisions.
     (c) Unfunded Plan. Any provision for distribution in settlement of Employee’s Account hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in Employee any right to, or claim against any, specific assets of the Company, nor result in the creation of any trust or escrow account for Employee. With respect to Employee’s entitlement to any distribution hereunder, Employee shall be a general creditor of the Company.
     (d) Governing Law. THE VALIDITY, CONSTRUCTION, AND EFFECT OF

THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS (INCLUDING THOSE GOVERNING CONTRACTS) OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS, AND APPLICABLE FEDERAL LAW. The Units and the granting thereof are subject to Employee’s compliance with the applicable law of the jurisdiction of Employee’s employment.
     (e) Notices. Any notice to be given the Company under this Agreement shall be addressed to the Company at 18061 Fitch, Irvine, CA 92614, attention: Corporate Secretary, and any notice to Employee shall be addressed to Employee at Employee’s address as then appearing in the records of the Company.

EXHIBIT A
Spectrum Group International, Inc.
FOR U.S. RESIDENTS ONLY
Accredited Investor Status
          Please indicate below whether, as of the Grant Date, you meet any of the following criteria or, alternatively, whether you do not meet any of the following criteria (please check one):
     ☐ (i) A director or executive officer of the Company.
     ☐ (ii) A natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000.
     ☐ (iii) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.
     ☐ (iv) I do not meet any of the criteria above.
     Signature:
     Print Name:
     Date:

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